As filed with the Securities and Exchange Commission on May 17, 2002
                                                    Registration No. 333-68320

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        Post Effective Amendment No. 1
                                      to
                                   Form S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933


                          PANAMERICAN BEVERAGES, INC.
            (Exact name of registrant as specified in its charter)

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       Republic of Panama                            Not Applicable
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)
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                              c/o Panamco, L.L.C.
                         701 Waterford Way, Suite 800
                             Miami, Florida 33126
                   (Address of Principal Executive Offices)

                             Equity Incentive Plan
                           (Full title of the plan)

      Carlos Hernandez-Artigas, Esq.                     Copy to:
            C/o Panamco, L.L.C.                William J. Whelan, III, Esq.
       701 Waterford Way, Suite 800               Cravath, Swaine & Moore
           Miami, Florida 33126                      825 Eighth Avenue
              (305) 929-0800                     New York, New York 10019
   (Name, address and telephone number,               (212) 474-1000
including area code, of agent for service)

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






                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-68320) of Panamerican Beverages, Inc. is filed solely to file the exhibit noted in the Exhibit Index.



                                  SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 17th day of May, 2002.

                                         PANAMERICAN BEVERAGES, INC.


                                           by    /s/ Mario Gonzalez Padilla
                                               -----------------------------
                                               Name:  Mario Gonzalez-Padilla
                                               Title: Vice President, Chief
                                                      Financial Officer and
                                                      Treasurer

                                 EXHIBIT INDEX


Exhibit Number      Description

4.1 Restatement of Articles of Incorporation (incorporated by reference to Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-12290)

4.2 Amended and Restated By-laws (incorporated by reference to Panamco's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, File No. 1-12290)

5.1                 Opinion of Carlos Hernandez-Artigas

10.1                Equity Incentive Plan, as amended and restated

23.1                Consent of Arthur Andersen LLP, dated August 23, 2001

23.2 Consent of Carlos Hernandez-Artigas (contained in the opinion filed as Exhibit 5.1 hereto)

23.3                Consent of Arthur Andersen LLP, dated May 17, 2002**


**  Filed Herewith

                                                                  Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 5, 2002 (except with respect to the matters discussed in Note 23, as to which the date is March 18, 2002) included in Panamerican Beverages, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP

Miami, Florida,
  May 17, 2002.